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                          BATTLE MOUNTAIN GOLD COMPANY
                 COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE

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                                                                                                              THREE MONTHS ENDED
                                                                                                                   MARCH 31
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                                            2000         1999
                                                                                                              ----         ----
                                                                                                                      (AS RESTATED)
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BASIC INCOME LOSS PER SHARE
    Net loss
        Net loss                                                                                           $  (1.6)     $ (12.6)
        Deduct dividends on preferred shares                                                                  (1.9)        (1.9)
                                                                                                          ---------    ---------
        Net loss applicable to common stock                                                                $  (3.5)     $ (14.5)
                                                                                                          =========    =========
    Shares
        Weighted average number of common shares outstanding                                                 229.9        229.8
                                                                                                          =========    =========

    Basic loss per common share                                                                            $(0.015)     $(0.063)
                                                                                                          =========    =========

DILUTED LOSS PER SHARE
    Net loss applicable to common stock                                                                    $  (3.5)     $ (14.5)
                                                                                                          =========    =========

    Shares
        Weighted average number of common shares outstanding                                                 229.9        229.8
        Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from exercise
            of such options                                                                                      -            -
                                                                                                          ---------    ---------
        Weighted average number of common shares outstanding, as adjusted                                    229.9        229.8
                                                                                                          =========    =========

    Diluted loss per share, assuming conversion                                                            $(0.015)     $(0.063)
                                                                                                          =========    =========

CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
  CONVERSION OF PREFERRED SHARES
    Net loss
        Net loss applicable to common stock                                                                $  (3.5)     $ (14.5)
        Effect on net loss if preferred shares were converted                                                  1.9          1.9
                                                                                                          ---------    ---------
        Net loss                                                                                           $  (1.6)     $ (12.6)
                                                                                                          =========    =========
    Shares
        Weighted average number of common shares outstanding                                                 229.9        229.8
        Effect on average shares outstanding if preferred shares were converted                               11.0         11.0
                                                                                                          ---------    ---------
        Weighted average number of common shares outstanding, as adjusted                                    240.9        240.8
                                                                                                          =========    =========

    Diluted loss per share, assuming conversion                                                            $(0.007)     $(0.052)
                                                                                                          =========    =========

  CONVERSION OF DEBENTURES
    Net loss
        Net loss applicable to common stock                                                                $  (3.5)     $ (14.5)
        Effect on net loss if debentures were converted                                                        1.0          1.0
                                                                                                          ---------    ---------
          Net loss, as adjusted                                                                            $  (2.5)     $ (13.5)
                                                                                                          =========    =========

    Shares
        Weighted average number of common shares outstanding                                                 229.9        229.8
        Effect on average shares outstanding if debentures were converted                                      4.8          4.8
                                                                                                          ---------    ---------
        Weighted average number of common shares outstanding, as adjusted                                    234.7        234.6
                                                                                                          =========    =========

    Diluted loss per share, assuming conversion                                                            $(0.011)     $(0.058)
                                                                                                          =========    =========

  CONVERSION OF OPTIONS
    Net loss
        Net loss applicable to common stock                                                                $  (3.5)     $ (14.5)
                                                                                                          =========    =========
    Shares
        Weighted average number of common shares outstanding                                                 229.9        229.8
        Effect on average shares outstanding if options were converted                                         -            -
                                                                                                          ---------    ---------
        Weighted average number of common shares outstanding, as adjusted                                    229.9        229.8
                                                                                                          =========    =========

    Diluted loss per share, assuming conversion                                                            $(0.015)     $(0.063)
                                                                                                          =========    =========
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